As filed with the Securities and Exchange Commission on December 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mesoblast Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 38, 55 Collins Street

Melbourne, VIC 3000, Australia

Tel: +61 3 9639 6036

(Address and telephone number of registrant’s principal executive offices)

Mesoblast, Inc.

505 Fifth Avenue, Third Floor

New York, NY 10017

Tel: (212) 880 2060

(Name, address and telephone number of agent for service)

Copies to:

Andrew Reilly

Rimôn Law

Level 10, 20 Martin Place
Sydney, NSW 2000, Australia

Tel: +61 2 9055 6965

andrew.reilly@rimonlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, dated December 20, 2022

Preliminary Prospectus

 Mesoblast Limited

$125,000,000

American Depositary Shares representing Ordinary Shares

We may offer our ordinary shares in the form of American Depositary Shares, or ADSs, from time to time in one or more offerings in such amounts, at prices and on terms to be determined at or prior to the time of the offering. This prospectus describes the general manner in which the ADS may be offered using this prospectus. We will provide specific terms and offering prices of the ADSs in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the ADSs. Each ADS represents five ordinary shares.

We may offer the ADSs through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis. The supplement to this prospectus for each offering of ADSs will describe in detail the plan of distribution for that offering. For general information about the distribution of the ADSs, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a supplement to this prospectus.

In addition, from time to time, any selling shareholder named in a prospectus supplement may offer and sell our ordinary shares in the form of ADSs held by them. Any selling shareholder may sell such shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of such shares by any selling shareholder.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “MESO”. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “MSB”.

Investing in our ADSs involves a high degree of risk. You should review carefully the risks referenced under the heading “Risk Factors” beginning on page 3 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        2022

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement.

We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3. This prospectus relates to the offer and sale from time to time of ordinary shares of Mesoblast Limited, represented by ADSs in one or more offerings up to a total aggregate of $125,000,000. This prospectus provides you with a general description of the ADSs that we may offer. Each time we sell any of the ADSs, we will provide a prospectus supplement that will contain specific information about the terms of the offering.

The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the ADSs. You should read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference” before deciding whether to invest in any of the ADSs being offered. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the ADSs, you should refer to the registration statement, including the exhibits. You may access the registration statement, exhibits and other reports we file with the SEC on the SEC’s website. More information regarding how you can access such documents is included under the heading “Where You Can Find More Information” below.

The information in this prospectus is accurate as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Neither the delivery of this prospectus nor the sale of any securities means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. To the extent there is any conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

Unless otherwise indicated or the context implies otherwise:

●	“ADSs” refers to our American depositary shares, each of which represents five ordinary shares, and “ADRs” refers to the American depositary receipts that evidence our ADSs;

●	“ASX” refers to the Australian Securities Exchange, where our ordinary shares are listed;

●	“A$” or “Australian dollars” refers to the legal currency of Australia;

●	“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB; and

●	“Mesoblast,” “we,” “us” or “our” refer to Mesoblast Limited, an Australian corporation (Australian Business Number 68 109 431 870), and its subsidiaries.

All references to “$”, “US$” and “U.S. dollar” in this prospectus refer to United States dollars. Except as otherwise stated, all monetary amounts in this prospectus are presented in United States dollars. Unless otherwise indicated, the consolidated financial statements and related notes included, or incorporated by reference, in this prospectus have been prepared in accordance with Australian Accounting Standards and also comply with IFRS as issued by the International Accounting Standards Board, which differs in certain significant respects from Generally Accepted Accounting Principles in the United States. Our fiscal year ends on June 30 of each year. References to “fiscal 2022” means the 12-month period ended June 30, 2022 and other fiscal years are referred to in a corresponding manner.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our preclinical and clinical studies, and our research and development programs;

●	our ability to advance product candidates into, enroll and successfully complete, clinical studies, including multi-national clinical trials;

●	our ability to advance our manufacturing capabilities;

●	the timing or likelihood of regulatory filings and approvals, manufacturing activities and product marketing activities, if any;

●	the impact that the COVID-19 pandemic could have on our operations;

●	the commercialization of our product candidates, if approved;

●	regulatory or public perceptions and market acceptance surrounding the use of stem-cell based therapies;

●	the potential for our product candidates, if they are approved, to be withdrawn from the market due to patient adverse events or deaths;

●	the potential benefits of strategic collaboration agreements and our ability to enter into and maintain established strategic collaborations;

●	our ability to establish and maintain intellectual property on our product candidates and our ability to successfully defend these in cases of alleged infringement;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

●	our ability to obtain additional financing;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	our financial performance;

●	developments relating to our competitors and our industry;

●	the pricing and reimbursement of our product candidates, if approved; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Current Report on Form 6-K for the three months ended September 30, 2022, and our other reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus and in the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus and documents incorporated by reference may contain third-party data relating to the biopharmaceutical market that includes projections based on a number of assumptions. The biopharmaceutical market may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus (or, in the case of a document incorporated by reference, the date on which the statements are made in such document). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all information that you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our ADSs discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Mesoblast has developed a range of late-stage product candidates derived from our first and second generation proprietary mesenchymal lineage cell therapy technology platforms.

Remestemcel-L is our first generation mesenchymal lineage stromal cell (“MSC”) product platform and is in late-stage development for treatment of systemic inflammatory diseases including:

●	pediatric steroid refractory acute Graft versus Host Disease (SR-aGVHD);

●	acute respiratory distress syndrome (ARDS); and

●	biologic refractory inflammatory bowel disease.

Rexlemestrocel-L is our second generation mesenchymal lineage precursor cell product platform and is in late-stage development for treatment of:

●	advanced chronic heart failure (CHF); and

●	chronic low back pain (CLBP) due to degenerative disc disease.

Both platforms have life cycle management strategies with promising emerging pipelines.

Mesoblast’s proprietary manufacturing processes yield industrial-scale, cryopreserved, off-the-shelf, cellular medicines. These cell therapies, with defined pharmaceutical release criteria, are planned to be readily available to patients worldwide upon receiving marketing authorizations.

Mesoblast’s immuno-selected, culture expanded cellular medicines are based on mesenchymal precursor cells (“MPCs”) and their progeny, MSCs. These are rare cells (approximately 1:100,000 in bone marrow) found around blood vessels that are central to blood vessel maintenance, repair and regeneration. These cells have a unique immunological profile with immunomodulatory effects that reduce inflammation allowing healing and repair. This mechanism of action enables the targeting of multiple disease pathways across a wide spectrum of complex diseases with significant unmet medical needs.

Mesenchymal lineage cells are collected from the bone marrow of healthy adult donors and proprietary processes are utilized to expand them to a uniform, well characterized, and highly reproducible cell population. This enables manufacturing at industrial scale for commercial purposes. Another key feature of Mesoblast’s cells is they can be administered to patients without the need for donor–recipient matching or recipient immune suppression.

Mesoblast’s approach to product development is to ensure rigorous scientific investigations are performed with well-characterized cell populations in order to understand mechanisms of action for each potential indication. Extensive preclinical translational studies guide clinical trials that are structured to meet stringent safety and efficacy criteria set by international regulatory agencies. All trials are conducted under the continuing review of independent Data Safety Monitoring Boards comprised of independent medical experts and statisticians. These safeguards are intended to ensure the integrity and reproducibility of results, and to ensure that outcomes observed are scientifically reliable.

Corporate Information

Mesoblast Limited was incorporated in June 2004 in Australia under the Australian Corporations Act. In December 2004 we completed an initial public offering of our ordinary shares in Australia and our shares have since been listed on the ASX under the symbol “MSB.” In November 2015 we completed an initial public offering of ADSs in the United States and our ADSs have since been listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “MESO”. JPMorgan Chase Bank N.A. acts as the depositary for our ADSs, each of which represents five ordinary shares.

Our principal executive offices are located at Level 38, 55 Collins Street, Melbourne, Victoria 3000, Australia. Our telephone number at this address is +61 3 9639 6036. Our website is www.mesoblast.com. Information contained on our website is not part of this prospectus. Our agent for service of process in the United States is our subsidiary Mesoblast, Inc., located at 505 Fifth Avenue, Third Floor, New York, NY 10017.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Current Report on Form 6-K for the three months ended September 30, 2022, filed with the SEC, and all other information contained in or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus before deciding whether to purchase any of our ADSs. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our ADSs could decline, and you may lose part or all of your investment.

Certain risks described under the “Risk Factors” section in our Current Report on Form 6-K for the three months ended September 30, 2022, are summarized below:

Risks Related to Our Financial Position and Capital Requirements

●	We have incurred operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future. We may never achieve or sustain profitability.

●	We have never generated revenue from product sales and may never be profitable.

●	We require substantial additional financing to achieve our goals, and our failure to obtain this necessary capital or establish and maintain strategic partnerships to provide funding support for our development programs could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

●	The terms of our loan facilities with funds associated with Oaktree Capital Management, L.P. and NovaQuest Capital Management, L.L.C. could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions.

Risks Related to Clinical Development and Regulatory Review and Approval of Our Product Candidates

●	Our product candidates are based on our novel mesenchymal lineage cell technology, which makes it difficult to accurately and reliably predict the time and cost of product development and subsequently obtaining regulatory approval. At the moment, no industrially manufactured, non-hematopoietic, allogeneic cell products have been approved in the United States.

●	We may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory agencies.

●	We may encounter substantial delays in our clinical studies, including as a result of the COVID-19 or any future pandemic.

●	Even if we obtain regulatory approval for our product candidates, our products will be subject to ongoing regulatory scrutiny.

Risks Related to Collaborators

●	We rely on third parties to conduct our nonclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates in a timely and cost-effective manner or at all, and our business could be substantially harmed.

Risks Related to Our Manufacturing and Supply Chain

●	We have no experience manufacturing our product candidates at a commercial scale. We may not be able to manufacture our product candidates in quantities sufficient for development and commercialization if our product candidates are approved, or for any future commercial demand for our product candidates.

●	We rely on contract manufacturers to supply and manufacture our product candidates. Our business could be harmed if Lonza fails to provide us with sufficient quantities of these product candidates or fails to do so at acceptable quality levels or prices.

Risks Related to Commercialization of Our Product Candidates

●	Our future commercial success depends upon attaining significant market acceptance of our product candidates, if approved, among physicians, patients and healthcare payors.

●	If, in the future, we are unable to establish our own commercial capabilities across sales, marketing and distribution, or enter into licensing or collaboration agreements for these purposes, we may not be successful in independently commercializing any future products.

Risks Related to Our Intellectual Property

●	We may not be able to protect our proprietary technology in the marketplace.

●	The patent positions of biopharmaceutical products are complex and uncertain.

Risks Related to Our Business and Industry

●	If we fail to attract and keep senior management and key scientific, commercial, regulatory affairs and other personnel, we may be unable to successfully develop our product candidates, conduct our clinical trials and commercialize our product candidates.

●	Our employees, principal investigators, consultants and collaboration partners may engage in misconduct or other improper activities, including noncompliance with laws and regulatory standards and requirements and insider trading.

Risks Related to Our Trading Markets

●	The market price and trading volume of our ordinary shares and ADSs may be volatile and may be affected by economic conditions beyond our control. Such volatility may lead to securities litigation.

●	The dual listing of our ordinary shares and the ADSs may adversely affect the liquidity and value of these securities.

Risks Related to Ownership of Our ADSs

●	An active trading market for the ADSs may not develop in the United States.

●	We currently report our financial results under IFRS, which differs in certain significant respect from U.S. GAAP.

●	As a foreign private issuer, we are permitted and expect to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to domestic issuers and we are permitted to file less information with the Securities and Exchange Commission than a company that is not a foreign private issuer. This may afford less protection to holders of our ADSs; and

●	U.S. investors may have difficulty enforcing civil liabilities against our company, our directors or members of our senior management.

The summary above is not exhaustive. For a more detailed discussion, see the “Risk Factors” section in our Current Report on Form 6-K for the three months ended September 30, 2022. In addition, we may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022.

Investors should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

(in thousands)	As of September 30, 2022
(US$)
Cash and cash equivalents	$85,502

Current borrowing	$5,489
Non-current borrowings	$94,186
Equity:
Issued capital (737,121,218 ordinary shares outstanding as of September 30, 2022)	$1,207,734
Reserves	$70,873
Accumulated losses	$(755,800)
Total equity	$522,807
Total capitalization	$622,482

DESCRIPTION OF SHARE CAPITAL

General

We are a public company limited by shares registered under the Corporations Act by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution, the Corporations Act, the ASX Listing Rules and NASDAQ Marketplace Rules. Our ordinary shares trade on the ASX and our ADSs trade on the NASDAQ Global Select Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have the concept of, or a limit on, our authorized share capital, the concept of par value is not recognized under Australian law and as further discussed under “—Our Constitution.”

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and the ASX Listing Rules and any other applicable law, we may at any time issue ordinary shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determines.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the ASX Listing Rules, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares is set forth below. Each shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of September 30, 2022, we had (i) 737,121,218 fully paid ordinary shares outstanding and (ii) employee options outstanding to purchase 40,653,800 of our ordinary shares at a weighted average exercise price of A$2.24.

Since July 1, 2019, the following changes have been made to our ordinary share capital:

●	we granted share options to purchase an aggregate of 37,481,740 ordinary shares with a weighted-average exercise price of A$2.48 per share to employees, directors, officers and consultants. Options to purchase an aggregate of 10,630,501 ordinary have been exercised for aggregate consideration of approximately A$19,200,076;

●	we granted incentive rights equivalent to an aggregate of 1,500,000 ordinary shares to employees, directors, officers and consultants. Incentive rights equivalent to 1,500,000 ordinary shares have been exercised for aggregate consideration of approximately A$3,300,000;

●	in October 2019, we issued 37,500,000 ordinary shares to institutional investors in a private placement for total consideration of A$75 million;

●	in May 2020, we issued 43,000,000 ordinary shares to institutional investors in a private placement for total consideration of A$138 million;

●	in July 2020, we issued 74,924 ordinary shares to Kentgrove Capital for total consideration of A$275,000 as payment in connection with the terms of the Kentgrove Facility Agreement;

●	in August 2020, we issued 212,244 ordinary shares to a third party for services provided in connection with the license of intellectual property rights, for total consideration of US$240,000;

●	in March 2021, we issued 60,109,290 ordinary shares to accredited investors in a private placement for a total consideration of US$110 million as well as warrants to purchase up to 15,027,327 ordinary shares at an exercise price of A$2.88 per share; and

●	in August 2022, we issued 86,666,667 ordinary shares to accredited investors in the United States and elsewhere in a private placement for a total consideration of approximately US$45 million.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Mesoblast. Our Constitution is subject to the terms of the ASX Listing Rules and the Australian Corporations Act. It may be modified or repealed and replaced by special resolution passed at a meeting of shareholders, which resolution requires at least 75% of the votes cast by shareholders (including proxies and representatives of shareholders) entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is on file with the SEC.

Directors

Interested Directors

Except as permitted by the Corporations Act and the ASX Listing Rules, a director must not vote in respect of a matter that is being considered at a directors’ meeting in which the director has a material personal interest according to our Constitution. Such director must not be counted in a quorum, must not vote on the matter and must not be present at the meeting while the matter is being considered.

Pursuant to our Constitution, the fact that a director holds office as a director, and has fiduciary obligations arising out of that office will not require the director to account to us for any profit realized by or under any contract or arrangement entered into by or on behalf of Mesoblast and in which the director may have an interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests and prohibits directors of companies listed on the ASX from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered. In addition, unless a relevant exception applies, the Corporations Act and the ASX Listing Rules require shareholder approval of any provision of financial benefits (including the issue by us of ordinary shares and other securities) to our directors, including entities controlled by them and certain members of their families.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, our business is managed by our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or all or any of our uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, and may guarantee or become liable for the payment of money or the performance of any obligation by or of any other person.

Election, Removal and Retirement of Directors

We may appoint or remove any director by resolution passed in a general meeting of shareholders. Additionally, our directors are elected to serve three-year terms in a manner similar to a “staggered” board of directors under Delaware law. No director except the Managing Director (currently designated as our chief executive officer, Silviu Itescu) may hold office for a period in excess of three years, or beyond the third annual general meeting following the director’s last election, whichever is the longer, without submitting himself or herself for re-election.

A director who is appointed during the year by the other directors only holds office until the next annual general meeting at which time the director may stand for election by shareholders at that meeting.

In addition, provisions of the Corporations Act apply where at least 25% of the votes cast on a resolution to adopt our remuneration report (which resolution must be proposed each year at our annual general meeting) are against the adoption of the report at two successive annual general meetings. Where these provisions apply, a resolution must be put to a vote at the second annual general meeting to the effect that a further meeting, or a spill meeting, take place within 90 days. At the spill meeting, the directors in office when the remuneration report was considered at the second annual general meeting (other than the Managing Director) cease to hold office and resolutions to appoint directors (which may involve re-appointing the former directors) are put to a vote.

Voting restrictions apply in relation to the resolutions to adopt our remuneration report and to propose a spill meeting. These restrictions apply to our key management personnel and their closely related parties. See “Rights and Restrictions on Classes of Shares—Voting Rights” below.

Pursuant to our Constitution, a person is eligible to be elected as a director at a general meeting if:

●	the person is in office as a director immediately before the meeting, in respect of an election of directors at a general meeting that is a spill meeting as provided in the Corporations Act;

●	the person has been nominated by the directors before the meeting;

●	where the person is a shareholder, the person has, at least 35 business days but no more than 90 business days before the meeting, given to us a notice signed by the person stating the person’s desire to be a candidate for election at the meeting; or

●	where the person is not a shareholder, a shareholder intending to nominate the person for election at that meeting has, at least 35 business days but no more than 90 business days before the meeting, given to us a notice signed by the shareholder stating the shareholder’s intention to nominate the person for election, and a notice signed by the person stating the person’s consent to the nomination.

Share Qualifications

There are currently no requirements for directors to own our ordinary shares in order to qualify as directors.

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act and the ASX Listing Rules, the rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that any of our ordinary shares may be issued with preferential, deferred or special rights, privileges or conditions, with any restrictions in regard to dividends, voting, return of share capital or otherwise as our board of directors may determine from time to time. Subject to the Corporations Act, the ASX Listing Rules and any rights and restrictions attached to a class of shares, we may issue further ordinary shares on such terms and conditions as our board of directors may resolve. Currently, our outstanding ordinary share capital consists of only one class of ordinary shares.

Dividend Rights

Our board of directors may from time to time determine to pay or declare dividends to shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Voting Rights

Under our Constitution, the general conduct and procedures of each general meeting of shareholders will be determined by the chairperson, including any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll. For so long we are listed on the Australian Securities Exchange, a resolution put to the vote at a general meeting must be decided on a poll (and not a show of hands) if the notice of the general meeting set out an intention to propose the resolution and stated the resolution. In addition, a poll may be demanded by the chairperson of the meeting; by at least five shareholders present and having the right to vote on at the meeting; or any shareholder or shareholders representing at least 5% of the votes that may be cast on the resolution on a poll. On a show of hands, each shareholder entitled to vote at the meeting has one vote regardless of the number of ordinary shares held by such shareholder. If voting takes place on a poll, rather than a show of hands, each shareholder entitled to vote has one vote for each ordinary share held and a fractional vote for each ordinary share that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid (not credited) of the total amounts paid and payable, whether or not called (excluding amounts credited), to such date on that ordinary share.

Under Australian law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is required or demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) and entitled to vote at the meeting.

Pursuant to our Constitution, each shareholder entitled to attend and vote at a meeting may attend and vote:

●	in person physically or, if the meeting is held including by using virtual meeting technology, by electronic means;

●	by proxy, attorney or by representative; or

●	other than in relation to any clause which specifies a quorum, a member who has duly lodged a valid vote delivered to us by post, fax or other electronic means approved by the directors in accordance with the Constitution.

Under Australian law, shareholders of a public listed company are generally not permitted to approve corporate matters by written consent. Our Constitution does not specifically provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. Under voting by a show of hands, multiple “yes” votes by ADS holders will only count as one “yes” vote and will be negated by a single “no” vote, unless a poll is demanded.

There are a number of circumstances where the Corporations Act or the ASX Listing Rules prohibit or restrict certain shareholders or certain classes of shareholders from voting. For example, key management personnel whose remuneration details are included elsewhere in this prospectus are prohibited from voting on the resolution that must be proposed at each annual general meeting to adopt our remuneration report, as well as any resolution to propose a spill meeting. An exception applies to exercising a directed proxy which indicates how the proxy is to vote on the proposed resolution on behalf of someone other than the key management personnel or their closely related parties; or that person is chair of the meeting and votes an undirected proxy where the shareholder expressly authorizes the chair to exercise that power. Key management personnel and their closely related parties are also prohibited from voting undirected proxies on remuneration related resolutions. A similar exception to that described above applies if the proxy is the chair of the meeting.

Right to Share in Our Profits

Subject to the Corporations Act and pursuant to our Constitution, our shareholders are entitled to participate in our profits by payment of dividends. The directors may by resolution declare a dividend or determine a dividend is payable, and may fix the amount, the time for and method of payment.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up.

Redemption Provisions

Under our Constitution and subject to the Corporations Act, the directors have power to issue and allot shares with any preferential, deferred or special rights, privileges or conditions; with any restrictions in regard to the dividend, voting, return of capital or otherwise; and preference shares which are liable to be redeemed or converted.

Sinking Fund Provisions

Our Constitution allows our directors to set aside any amount available for distribution as a dividend such amounts by way of reserves as they think appropriate before declaring or determining to pay a dividend, and may apply the reserves for any purpose for which an amount available for distribution as a dividend may be properly applied. Pending application or appropriation of the reserves, the directors may invest or use the reserves in our business or in other investments as they think fit.

Liability for Further Capital Calls

According to our Constitution, our board of directors may make any calls from time to time upon shareholders in respect of all monies unpaid on partly paid shares respectively held by them, subject to the terms upon which any of the partly paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time and at the place specified by our board of directors. Calls may be made payable by instalment.

Provisions Discriminating Against Holders of a Substantial Number of Shares

There are no provisions under our Constitution discriminating against any existing or prospective holders of a substantial number of our ordinary shares.

Variation or Cancellation of Share Rights

The rights attached to shares in a class of shares may only be varied or cancelled by a special resolution of shareholders, together with either:

●	a special resolution passed at a separate meeting of members holding shares in the class; or

●	the written consent of members with at least 75% of the votes in the class.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors or, under the Corporations Act, by a single director. Except as permitted under the Corporations Act, shareholders may not convene a meeting. Under the Corporations Act, shareholders with at least 5% of the votes that may be cast at a general meeting may call and arrange to hold a general meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

A general meeting may be held at one or more physical venues or at one or more physical venues and using virtual meeting technology.

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Under our Constitution, the presence, in person or by proxy, attorney or representative, of two shareholders constitutes a quorum, or if we have less than two shareholders, then those shareholders constitute a quorum. If a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be either dissolved if it was requested or called by shareholders or adjourned in any other case. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place, unless otherwise decided by our directors. The reconvened meeting is dissolved if a quorum is not present within 30 minutes after the time appointed for the meeting.

Regulation of acquisition by foreign entities

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), associated legislation and regulations. These limitations are in addition to the more general overarching Takeovers Prohibition of an acquisition of more than a 20% interest in a public company (in the absence of an applicable exception) under the takeover provisions of Australia’s Corporations Act by any person whether foreign or otherwise.

The Australian foreign investment regime applies differently to ‘foreign government investors’ and private foreign persons. Broadly, entities are considered as foreign persons if (i) a foreign holder (together with its associates) holds a direct or indirect interest of 20% or more in the entity or (ii) multiple foreign holders hold an aggregate interest (direct or indirect) of at least 40%.

Under the FATA, foreign persons are required to notify and obtain prior approval from the Foreign Investment Review Board for a range of acquisitions of an interest in an Australian entity on a mandatory basis, including:

●	acquisitions of a direct interest (generally 10% or more) by a foreign government investor in an Australian entity, irrespective of value;

●	acquisitions by any foreign person of:

–	a ‘substantial interest’ (generally 20% or more) in an Australian entity valued above the relevant monetary threshold. This is generally A$289 million (indexed annually) or A$1,250 million in the case of U.S. investors, in each case calculated by the higher of the total asset value and the total value of the issued securities of the Australian entity; or

–	a direct interest in a ‘national security business’ or entity that carries on a national security business, or holds ‘national security land’, irrespective of value; and

●	acquisitions of interests in Australian entities operating in sensitive industries (such as media, telecommunications, transport, defence and military related industries and activities, encryption and security technologies and communications systems, as well as the extraction of uranium and plutonium or the operation of nuclear facilities), land-rich Australian entities or agribusiness Australian entities.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding and pay the relevant application fees. The Australian Treasurer then has 30 days to consider the application and make a decision. However, the Australian Treasurer may extend the period by up to a further 90 days by publishing an interim order. The Australian Foreign Investment Review Board, an Australian advisory board to the Australian Treasurer has published a number of guidance notes, including Guidance Note 1 titled Overview: Australia’s Foreign Investment Framework, which provides an outline of the policy. As for the risk associated with seeking approval, Guidance Note 2, Key Concepts provides, among other things, that the Treasurer may make an order which prohibits a proposed acquisition (among other things) if the Treasurer is satisfied that proceeding with the acquisition would be contrary to the national interest or national security (as applicable).

If the necessary approvals are not obtained, the Treasurer has a range of enforcement powers, including the power to make an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. Once a foreign person (together with any associate) holds a direct interest or a substantial interest in an entity, any further acquisition of interests, including in the course of trading in the secondary market, would require a new FIRB approval unless an exemption applies.

Change of Control

Takeovers of listed Australian public companies, such as Mesoblast, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in Mesoblast increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities or the holder of an ADS over the shares;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control)

If, at a particular time:

●	a person has a relevant interest in issued securities; and

●	the person has:

o	entered or enters into an agreement with another person with respect to the securities;

o	given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities; or

o	granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

then, the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition is conducted on market by or on behalf of the bidder during the bid period for a full takeover bid that is unconditional or only conditional on certain ‘prescribed’ matters set out in the Corporations Act;

●	when the acquisition has been previously approved by resolution passed at general meeting by shareholders of Mesoblast;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Mesoblast of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Mesoblast more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a pro rata rights issue to existing shareholders;

●	when the acquisition results from the issue of securities under a dividend reinvestment plan or bonus share plan;

●	when the acquisition results from the issue of securities under certain underwriting arrangements;

●	when the acquisition results from the issue of securities through a will or through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another company listed on the ASX or another Australian financial market or a foreign stock exchange approved in writing by ASIC;

●	an acquisition arising from an auction of forfeited shares; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

A formal takeover bid may either be a bid for all securities in the bid class or a fixed proportion of such securities, with each holder of bid class securities receiving a bid for that proportion of their holding. Under our Constitution, a proportionate takeover bid must first be approved by resolution of our shareholders in a general meeting before it may proceed.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. In addition, ASIC and, on application by ASIC or an interested party, such as a shareholder, the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions as well as, in the case of the Takeovers Panel circumstances that the Panel determines to be 'unacceptable' (whether or not there is a breach), including the ability to make orders cancelling contracts, freezing transfers of, and rights (including voting rights) attached to, securities, and forcing a party to dispose of securities including by vesting the securities in ASIC for sale. There are limited defenses to breaches of the takeover provisions provided in the Corporations Act.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a substantial shareholder to notify us and the ASX once a 5% interest in our ordinary shares is obtained. Further, once a shareholder has (alone or together with associates) a 5% or greater interest in us, such shareholder must notify us and the ASX of that interest as well as of any increase or decrease of 1% or more in its interest in our ordinary shares. In addition, the Constitution requires a shareholder to provide information to Mesoblast in relation to its entry into any arrangement restricting the transfer or other disposal of shares, which are of the nature of arrangements that Mesoblast is required to disclose under the ASX Listing Rules. Following our initial public offering in the United States, our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time grant options over unissued shares and issue shares on any terms, with any preferential, deferred or special rights, privileges or conditions; with any restrictions in regard to dividend, voting, return of capital or otherwise, and for the consideration and other terms that the directors determine. Our power to issue shares includes the power to issue bonus shares (for which no consideration is payable to Mesoblast), preference shares and partly paid shares.

Subject to the requirements of our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, including relevant shareholder approvals, we may reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares including under an equal access buy-back or on a selective basis. Under the Constitution, the directors may do anything required to give effect to any resolution altering or approving the reduction of our share capital.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our share registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our share registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A., as depositary, will register and deliver ADSs. Each ADS represents an ownership interest in five ordinary shares deposited with a custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and ADS holders. Each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated American Depositary Receipts, or ADRs, are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. The depositary’s office is located at 4 New York Plaza, Floor 12, New York, New York, 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Australian law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Ordinary Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A., to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Ordinary shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

o	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

o	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

●	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation and opinions within the terms of the deposit agreement. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (i) cash or (ii) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may, after consultation with us if practicable, choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or not reasonably practicable to make a distribution available to any ADR holders. There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, ordinary shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. For further information about the general sale and/or purchase of securities see https://www.adr.com.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such ordinary shares.

Ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of ordinary shares;

●	to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares;

●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

●	to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner, and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian and a designated transfer office the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of ordinary share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, US$5.00 or less for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of an ordinary share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

●	a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

●	a fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the US$0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of ordinary shares;

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

●	in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of the increase in any such fees and charges.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell any securities or property received and distribute the proceeds as cash; or

●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales (as long as it may lawfully do so), without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no such disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. The deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, Australia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADR including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

●	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the (i) custodian committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Australian law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without negligence while it acted as depositary. Neither us, nor the depositary nor any of their respective agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs and/or ADSs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of ordinary shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary or, in the case of the issuance portion of the ADR Register, when reasonably requested by us to enable us to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

In its capacity as depositary, the depositary shall not lend ordinary shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of ordinary shares and (ii) deliver ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which ordinary shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, any action based on the deposit agreement may be instituted by the depositary in any competent court in Australia and/or the United States.

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

PLAN OF DISTRIBUTION

We may sell the ADSs in any one or more of the following ways from time to time:

●	to or through underwriters;

●	to or through dealers;

●	to our shareholders under a rights entitlement offering;

●	through agents; or

●	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of the ADSs will set forth the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the offered ADSs and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price; and

●	any discounts or concessions to be allowed or reallowed or paid to dealers.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the ADSs may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. All ADSs would be listed on Nasdaq.

If the ADS are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the ADSs, the ADSs will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our ADSs may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those ADSs.

We may grant an option to the underwriters to purchase additional ADSs to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sale of ADSs in respect of which this prospectus is delivered, we will sell those ADSs to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase ADSs may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the ADSs in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the ADSs so offered and sold.

Offers to purchase ADSs may be solicited directly by us and the sale of those ADSs may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those ADSs. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase ADSs from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the ADSs shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the ADSs, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the ADSs in accordance with a redemption or repayment pursuant to the terms of the ADSs. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the ADSs they remarket.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the ADSs under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the ADSs under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of ADSs, persons participating in the offering, such as any underwriters, may purchase and sell ADSs in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the ADSs, and syndicate short positions involve the sale by underwriters of a greater number of ADSs than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the ADSs sold in the offering for their account may be reclaimed by the syndicate if the ADSs are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ADSs, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If ADSs are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of ordinary shares to all eligible shareholders, as at a specified record date. Under applicable ASX Listing Rules, shareholder approval is not required for a pro rata rights entitlement offering.

EXPENSES

Set forth below is an itemization of the estimated expenses to be incurred in connection with the issuance and distribution of the ADSs registered under this registration statement. The amounts in the table below are estimates, with the exception of the SEC registration fee. These estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of ADSs will provide estimated expenses related to the ADSs offered under that prospectus supplement.

SEC registration fee	$13,224
Legal fees and expenses	25,000
Accounting fees and expenses	50,000
Printing, publishing and filing expenses	5,000
Other miscellaneous fees and expenses	1,000
Total	$94,224

LEGAL MATTERS

The validity of the ADSs and certain other legal matters will be passed upon for us by Rimôn Law, our Australian counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(i) to the financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The offices of PricewaterhouseCoopers are located at 2 Riverside Quay, Southbank, Victoria, 3006, Australia.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and all or substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against Mesoblast or our non-U.S. resident directors based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

We have appointed Mesoblast, Inc., as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and you should read that information carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for fiscal 2022, filed with the SEC on August 31, 2022;
●	our Current Report on Form 6-K filed with the SEC on November 28, 2022, that contains our quarterly report for the three months ended on September 30, 2022

●	the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 1 in our Form 8-A12B, filed on November 9, 2015;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus; and

●	any other report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of the ADSs, but only to the extent that the report expressly states that we incorporate such report by reference into this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Mesoblast Limited, Level 38, 55 Collins Street, Melbourne, VIC 3000, Australia; Attention: Company Secretary; telephone +61 3 9639 6036.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. We also have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the ADSs that may offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

Our Annual Report on Form 20-F for fiscal 2022 has been filed with the SEC and an Annual Report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Mesoblast, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Mesoblast Limited

$125,000,000

American Depositary Shares representing Ordinary Shares

Prospectus

          , 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001 (“Corporations Act”);

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

o	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

o	in defending or resisting criminal proceedings in which the officer or director is found guilty;

o	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

o	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the applicable law and the Corporations Act, for the indemnification of every person who is or has been an officer or a director of Mesoblast against any liability incurred by that person as an officer or director. To the extent permitted by law and subject to the restrictions in the Corporations Act and any other applicable law, the indemnity covers any liability incurred by that person in their capacity as an officer or director of a subsidiary of Mesoblast where Mesoblast requested the officer or director to accept that appointment. The indemnity also applies to the extent permitted by the Corporations Act and any other applicable law to reasonable legal costs incurred in defending an action for a liability incurred or allegedly incurred by that person as an officer or director of Mesoblast, including such legal costs incurred by such officer or director as an officer or director of a subsidiary of Mesoblast where Mesoblast requested the officer to accept that appointment.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits below.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities , the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on December 20, 2022.

Mesoblast Limited

By:	/s/ Silviu Itescu
Silviu Itescu
Managing Director and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Silviu Itescu, Peter Howard and Andrew Chaponnel, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post effective amendments) to this registration statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date
Chairman of the Board of Directors
/s/ Joseph Swedish
Joseph Swedish		December 20, 2022

/s/ Silviu Itescu	Managing Director and Chief Executive Officer (principal executive officer)
Silviu Itescu		December 20, 2022

/s/ Andrew Chaponnel	Interim Chief Financial Officer (principal financial and accounting officer)
Andrew Chaponnel		December 20, 2022

/s/ William Burns
William Burns	Director	December 20, 2022

/s/ Philip Krause
Philip Krause	Director	December 20, 2022

/s/ Eric Rose
Eric Rose	Director	December 20, 2022

/s/ Jane Bell
Jane Bell	Director	December 20, 2022

/s/ Michael Spooner
Michael Spooner	Director	December 20, 2022

/s/ Philip J. Facchina
Philip J. Facchina	Director	December 20, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Mesoblast Limited, has signed this registration statement in New York, New York on December 20, 2022.

Authorized U.S. Representative

Mesoblast, Inc.

By:	/s/ Silviu Itescu
Silviu Itescu
Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Constitution of Mesoblast Limited

4.1	Form of Deposit Agreement between Mesoblast Limited and JPMorgan Chase Bank, N.A., as depositary, and Holders of the American Depositary Receipts (incorporated by reference to the Registration Statement on Form F-6 (No. 333-207378) filed with the Commission on October 9, 2015)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)

5.1	Opinion of Rimôn Law Pty Ltd

23.1	Consent of Rimôn Law Pty Ltd (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

24.1	Power of Attorney (contained on the signature page to this registration statement)

107	Filing Fee Table

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.